UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to '240.14a-12

MAGYAR BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Magyar Bancorp, Inc.
400 Somerset Street
P.O. Box 1365
New Brunswick, New Jersey  08903

December 31, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Magyar Bancorp, Inc.  Our Annual Meeting will be held at The Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey, on February 11, 2009 at 2:00 p.m., Eastern Standard Time.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2008 Annual Report to Stockholders and our Proxy Statement at www.cfpproxy.com/5946.  On December 31, 2008, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email.  If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company.  Directors and officers of the Company will be present to answer any questions that you and other stockholders may have.  Included in the materials is our Annual Report on Form 10-KSB, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of two directors and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009.  The Board of Directors unanimously recommends a vote “FOR” the election of the director nominees and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009.

On behalf of the Board, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted.  Your vote is important.

Sincerely,

Elizabeth E. Hance
President and Chief Executive Officer

Magyar Bancorp, Inc.
400 Somerset Street
P.O. Box 1365
New Brunswick, New Jersey  08903
(732) 342-7600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 11, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of the Company will be held at The Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey 08901, on February 11, 2009 at 2:00 p.m., Eastern Standard Time.

The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors;
2.	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board is not aware of any other such business.

Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof.  Stockholders of record at the close of business on December 19, 2008 are the stockholders entitled to vote at the Annual Meeting.  A list of stockholders entitled to vote will be available at 400 Somerset Street, New Brunswick, New Jersey 08901 for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.  STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

New Brunswick, New Jersey	Karen LeBlon
December 31, 2008	Corporate Secretary

TABLE OF CONTENTS

GENERAL INFORMATION	1
The 2009 Annual Meeting of Stockholders	1
Who Can Vote	2
How Many Votes You Have	2
Matters to Be Considered	2
How to Vote	3
Participants in Magyar Bancorp Benefit Plans	3
Vote Required	3
Revocability of Proxies	4
Solicitation of Proxies	4
Recommendation of the Board of Directors	4
Security Ownership of Certain Beneficial Owners and Management	5
Stock Ownership and Retention Policy	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
PROPOSAL I - ELECTION OF DIRECTORS	7
Directors and Executive Officers	8
Nominees for Director	8
Continuing Directors	8
Executive Officers of the Bank Who Are Not Also Directors	9
Corporate Governance	9
Board Independence	9
Board Meetings and Committees	9
Code of Ethics and Business Conduct	11
Board Nominations	11
Procedures for the Consideration of Board Candidates Submitted by Stockholders	12
Stockholder Communications with the Board	13
Transactions with Certain Related Persons	13
The Audit Committee Report	14
Executive Officer Compensation	16
Benefit Plans	17
Director Fees	23
PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	25
Fees Paid to Grant Thornton	26
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants	26
Required Vote and Recommendation of the Board	27
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	27
Advance Notice of Business to be Conducted at an Annual Meeting	27
OTHER MATTERS	28

i

MAGYAR BANCORP, INC.
PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 11, 2009

GENERAL INFORMATION

This Proxy Statement and the Annual Report to Stockholders are being furnished to the stockholders of Magyar Bancorp, Inc. (“Magyar Bancorp” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of Magyar Bancorp for use at the 2009 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, February 11, 2009 at 2:00 p.m., Eastern Standard Time, at The Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey 08901. The term “Annual Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated December 31, 2008 and is first being made available to stockholders on or about December 31, 2008.

The 2009 Annual Meeting of Stockholders

Date, Time and Place
The Annual Meeting of Stockholders will be held on Wednesday, February 11, 2009, at 2:00 p.m., Eastern Standard Time, at The Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey 08901.

Record Date	December 19, 2008.

Shares Entitled to Vote	5,749,741 shares of Magyar Bancorp common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting
To consider and vote on the election of two directors and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009.

Vote Required
Directors are elected by a plurality of votes cast, including shares voted by Magyar Bancorp, MHC, and without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.  The ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm will be determined by a majority of the votes cast, including shares voted by Magyar Bancorp, MHC and without regard to broker non-votes or proxies marked “ABSTAIN.”

Your Board of Directors
Recommends A Vote in Favor of
the Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” the election of each director nominee listed in this Proxy Statement and “FOR” the ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the year ending September 30, 2009.

Magyar Bancorp
Magyar Bancorp, a Delaware corporation, is the bank holding company for Magyar Bank, an FDIC-insured, New Jersey-chartered savings bank that operates five full-service banking offices.  At September 30, 2008, Magyar Bancorp had $514.3 million in total assets.  Our principal executive offices are located at 400 Somerset Street, New Brunswick, New Jersey 08901, and our telephone number is (732) 342-7600. Magyar Bancorp completed its initial public stock offering on January 23, 2006, selling 2,618,550 shares, or 44.20% of its outstanding common stock, including 217,863 shares purchased by Magyar Bank Employee Stock Ownership Plan.  Additionally, the Company contributed $500,000 in cash and issued 104,742 shares of its common stock, or 1.77% of its outstanding shares, to the Magyar Bank Charitable Foundation.  Magyar Bancorp, MHC, a New Jersey-chartered mutual holding company (the “Mutual Holding Company”), holds 3,200,450 shares, or 55.7%, of the Company’s issued and outstanding shares of common stock.

Who Can Vote

The Board of Directors has fixed December 19, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Magyar Bancorp common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On December 19, 2008, 5,749,741 shares of Magyar Bancorp common stock were outstanding and held by approximately 650 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Magyar Bancorp common stock is necessary to constitute a quorum at the Annual Meeting.  The presence by proxy of the Mutual Holding Company’s shares of common stock will assure a quorum is present at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Magyar Bancorp common stock outstanding will be entitled to one vote for each share held of record. However, Magyar Bancorp’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Magyar Bancorp (other than the Mutual Holding Company) are not entitled to any vote with respect to the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate, as well as by any person acting in concert with such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to vote on the election of two directors and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Magyar Bancorp could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

We are making our proxy material available to our stockholders on the Internet. You may read, print and download our 2008 Annual Report to Stockholders and our Proxy Statement at www.cfpproxy.com/5946.  On December 31, 2008, we mailed a notice to stockholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.

You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Each of these voting options is described in the notice and the Proxy Card. You should complete and return your Proxy Card, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment of the Annual Meeting, regardless of whether you plan to attend.  If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the two director nominees named in this Proxy Statement and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If you want to vote your shares of Magyar Bancorp common stock that are held in street name in person at the Annual Meeting, you will need a written proxy card in your name from the broker, bank or other nominee who holds your shares.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.

Participants in Magyar Bancorp Benefit Plans

If you are a participant in the Magyar Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Magyar Bancorp common stock, you will receive voting instruction forms with respect to shares you may vote under the plans.  Although the trustee or administrator votes all shares held by the plan, each participant may direct the trustee or administrator how to vote the shares of Magyar Bancorp common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans.

Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Magyar Bancorp common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, including shares voted by Magyar Bancorp, MHC and without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “WITHHELD.”  The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is determined by a majority of the votes cast, including shares voted by Magyar Bancorp, MHC and without regard to broker non-votes or proxies marked “ABSTAIN.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Magyar Bancorp prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;
•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Magyar Bancorp, Inc.
400 Somerset Street
P.O. Box 1365
New Brunswick, New Jersey  08903
Attention:  Karen LeBlon
Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker's instructions regarding the revocation of proxies.

Solicitation of Proxies

Magyar Bancorp will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Magyar Bancorp will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Magyar Bancorp common stock and secure their voting instructions. Magyar Bancorp will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Magyar Bancorp may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending September 30, 2009.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”).  The following table sets forth, as of December 19, 2008, certain information regarding persons who beneficially owned more than five percent of the Company’s issued and outstanding shares of Common Stock:

Principal Stockholders

Name and Address of Beneficial Owners	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding(1)

Magyar Bancorp, MHC 400 Somerset Street P.O. Box 1365 New Brunswick, New Jersey 08903	3,200,450(2)	55.7%(2)

PL Capital Group 20 E. Jefferson Avenue Suite 22 Naperville, IL 60540	296,718(3)	5.2%(3)
________________________
(1)	Based on 5,749,741 shares of Magyar Bancorp common stock outstanding on December 19, 2008.
(2)
Based on a Schedule 13D filed by Magyar Bancorp, MHC with the SEC on January 25, 2006.  The Board of Directors of Magyar Bancorp, MHC consists of those persons who serve on the Board of Directors of Magyar Bancorp, Inc.

(3)	Based on a Schedule 13D filed by PL Capital Group with the SEC on September 21, 2006.

Management

The following table sets forth information about the shares of Magyar Bancorp common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of December 19, 2008.

Names	Age	Position(s) Held in the Company	Shares Owned Directly and Indirectly(1)	Percent of Class(2)

NOMINEES

Andrew G. Hodulik, CPA	52	Director	16,944	*
Martin A. Lukacs, D.M.D.	62	Director	16,172	*

DIRECTORS CONTINUING IN OFFICE
Salvatore J. Romano, Ph.D.	67	Director	26,503	*
Edward C. Stokes, III	60	Director	38,087	*
Joseph J. Lukacs, Jr., D.M.D.	67	Chairman of the Board	26,804	*

Elizabeth E. Hance	54	President and Chief Executive Officer and Director	81,502	1.4
Thomas Lankey	48	Vice Chairman of the Board	25,544	*
Joseph A. Yelencsics	54	Director	16,172	*

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

John S. Fitzgerald	44	Executive Vice President and Chief Operating Officer	34,366	*
Jon R. Ansari	34	Senior Vice President and Chief Financial Officer	36,719	*
All directors and executive officers as a group (10 persons)			318,813	5.5%
_____________________
*	Less than 1%
(1)
Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.  Includes 13,476 shares, 6,522 shares and 5,550 shares owned by Ms. Hance, Mr. Fitzgerald and Mr. Ansari, respectively, through the Magyar Bank 401(k) Profit Sharing Plan.  Includes 2,676 shares, 2,444 shares and 2,376 shares allocated to Ms. Hance, Mr. Fitzgerald and Mr. Ansari, respectively, in the Magyar Bank Employee Stock Ownership Plan (“ESOP”) and 9,850 shares, 6,500 shares and 6,500 shares underlying options exercisable within 60 days of December 19, 2008 held by Ms. Hance, Mr. Fitzgerald and Mr. Ansari, respectively.  Includes 2,270 shares, 2,042 shares, 1,815 shares, 2,042 shares, 1,815 shares, 1,815 shares and 1,815 shares underlying options exercisable within 60 days of December 19, 2008 held by Mr. Joseph Lukacs, Mr. Lankey, Mr. Martin Lukacs, Mr. Hodulik, Mr. Romano, Mr. Stokes and Mr. Yelencsics, respectively.

(2)
Based on 5,749,741 shares of Magyar Bancorp common stock outstanding as of December 19, 2008, plus the number of shares that such person or group of persons have the right to acquire within 60 days of December 19, 2008.

The Company does not have any equity compensation program that was not approved by its stockholders, other than the ESOP.

Stock Ownership and Retention Policy

The Board believes Directors and Executive Officers (defined as the Chief Executive Officer and Executive Vice Presidents) should have a financial investment in the Company.  Each Director is expected to own at least $75,000 in common stock, based on original purchase value (excluding unexercised stock options), the Chief Executive Officer is expected to own at least $150,000 in common stock, based on original purchase value (excluding unexercised stock options), and each Executive Vice President is expected to own at least $50,000 in common stock, based on original purchase value (excluding stock options), within four years of being elected to the Board or as an officer.  The ownership guidelines for Directors and Executive Officers are as follows:

                                                                                  Value of Common Stock

•	Chief Executive Officer	$150,000
•	Directors	$ 75,000
•	Executive Vice Presidents	$ 50,000

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock.  SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis.  Based on the Company’s review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended September 30, 2008, except for a late filing on September 4, 2008 of Form 4 by Dr. Joseph J. Lukacs, Jr., DMD.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members and is divided into three classes, with one class of directors elected each year.  Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors have been elected and shall qualify.

The Board has nominated Andrew G. Hodulik, CPA and Martin A. Lukacs, D.M.D. for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled “Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the nominees.

It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting “FOR” the election of the nominees.  If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend.  At this time, the Board knows of no reason why the nominees would be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Directors and Executive Officers

Following is the business experience for the past five years of each of the Company’s directors and executive officers.

Nominees for Director

Andrew G. Hodulik, CPA.  Mr. Hodulik is a certified public accountant with the accounting firm of Hodulik & Morrison, P.A.  He has been a director of the Bank since 1995 and of the Company since its inception in 2005.

Martin A. Lukacs, D.M.D.  Dr. Lukacs is retired. Dr. Lukacs is the brother of Joseph J. Lukacs, the Chairman of the Board of Directors of Magyar Bank.  He has been a director of the Bank since 2000 and of the Company since its inception in 2005.

Continuing Directors

Term to Expire Following Fiscal Year Ending September 30, 2010

Joseph J. Lukacs, Jr., D.M.D. Dr. Lukacs is retired.  Until 2005, Dr. Lukacs was a dentist with Drs. Joseph & Martin Lukacs, P.A.  He has been a member of the Board of Directors of Magyar Bank since 1976 and of the Company since its inception since 2005, and currently is the Chairman of the Board of Directors of the Bank and of the Company.  Dr. Lukacs is the brother of Martin A. Lukacs, who is also a director of Magyar Bank.

Salvatore J. Romano, Ph.D. Dr. Romano is retired.  He was formerly a Vice President with Johnson & Johnson and taught Chemistry as a part-time Professor at Rutgers University.  He has been a director of the Bank since 2000 and of the Company since its inception in 2005.

Edward C. Stokes, III.   Mr. Stokes is the managing partner of the law firm of Stokes and Throckmorton.  He is also the General Counsel of Magyar Bank.  He has been a director of the Bank since 2001 and of the Company since its inception in 2005.

Term to Expire Following Fiscal Year Ending September 30, 2009

Elizabeth E. Hance.  Ms. Hance was appointed the President and Chief Executive Officer of Magyar Bank in January 2005.  She has served as President and Chief Executive Officer of the Company since its inception in 2005. She has been a member of the Board of Directors of the Bank since 1994 and of the Company since its inception in 2005.  Previously, she served as Executive Vice President and Chief Operating Officer of the Bank from 2003 through 2004.

Thomas Lankey.  Mr. Lankey is the Senior Vice President of Long Term Care of Solaris Health Systems.  Mr. Lankey’s first cousin is Joseph Yelencsics, who is also a director of Magyar Bank.  He has been a director of the Bank since 1994 and of the Company since its inception in 2005.

Joseph A. Yelencsics.  Mr. Yelencsics is a private investor.  He was a part owner of Bristol Motors, Inc., an automobile dealership.  Mr. Yelencsics is the first cousin of Tom Lankey, who is also a director of Magyar Bank. He has been a director of the Bank since 2000 and of the Company since its inception in 2005.

Executive Officers of the Bank Who Are Not Also Directors

Jon R. Ansari.  Mr. Ansari is the Senior Vice President and Chief Financial Officer of Magyar Bank and of the Company.  Mr. Ansari joined Magyar Bank in July 1999.  Prior to being appointed to his current position in June 2005, Mr. Ansari held various financial positions at Magyar Bank such as Vice President of Finance, Controller, Assistant Controller and Accountant.

John S. Fitzgerald.  Mr. Fitzgerald is the Executive Vice President and Chief Operating Officer of Magyar Bank and of the Company.  Mr. Fitzgerald joined Magyar Bank in June 2001.  Until his appointment to this position in October 2007, Mr. Fitzgerald was Executive Vice President and Chief Lending Officer of Magyar Bank, a position he held since July 2005, when he was promoted from the position of Department Head of Commercial Lending at Magyar Bank.  Prior to this employment at Magyar Bank, Mr. Fitzgerald was the Vice President of Commercial Lending at United Trust Bank.

Corporate Governance

Magyar Bancorp is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board Independence

The Board has determined that, except as to Ms. Hance, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards and the Company’s corporate governance policies.  Ms. Hance is not considered independent because she is an executive officer of the Company. In determining the independence of the directors, the Board of Directors considered (i) certain fees paid by Magyar Bank to a law firm for which Director Stokes serves as a partner, as described below under the heading “Transactions with Certain Related Persons,” and (ii) the following loan relationships (aggregate outstanding balances as of September 30, 2008) between directors and Magyar Bank, all of which were in conformity with the Federal Reserve Act and Regulation O: Director Hodulik - $68,568 (two loans); Director Joseph Lukacs - $59,599; Director Yelencsics - $633,359 (two loans); Director Martin Lukacs - $428,647 (two loans); Director Romano - $816,619; and Director Lankey - $28,507.

Attendance at Annual Meetings of Stockholders

Magyar Bancorp does not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable scheduling conflicts.  All of our directors attended the 2008 annual meeting of stockholders.

Board Meetings and Committees

The Board of Directors of Magyar Bancorp met six times during the fiscal year ended September 30, 2008. The Board of Directors of Magyar Bank met 12 times during the fiscal year ended September 30, 2008.  No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during fiscal 2008, including Board and committee meetings of Magyar Bank.  Executive sessions of the independent directors are regularly scheduled.

The Company and Magyar Bank have four standing Board committees: Nominating and Corporate Governance Committee; Audit Committee; Compensation and Benefits Committee; and Executive Committee.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for recommending the following to the Board: director nominees, director committee structure and membership, and corporate governance guidelines. The Nominating and Corporate Governance Committee is also responsible for the determination of director independence as defined by NASDAQ corporate governance listing standards.  Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards.  The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.magbank.com.  The Nominating and Corporate Governance Committee currently consists of Directors Martin Lukacs, Romano and Yelencsics.

Audit Committee.  The Audit Committee is responsible for overseeing the financial reporting, internal control and internal and external audit processes. This responsibility includes reviewing reports filed with the SEC, the internal audit function, the audit plan and performance of the internal auditor, as well as appointing, overseeing and evaluating the independent registered public accounting firm. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board believes that Director Hodulik qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.magbank.com. The report of the Audit Committee is included elsewhere in this Proxy Statement. The Audit Committee currently consists of  Directors Hodulik, Martin Lukacs, Romano, Lankey and Yelencsics.

Compensation Committee. The Compensation Committee is responsible for recommending to the Board the compensation of the Chief Executive Officer and executive management, reviewing and administering overall compensation policy, reviewing performance measures and goals, administering stock-based compensation plans, approving benefit programs, establishing compensation of directors and other matters of personnel policy and practice.  Each member of the Compensation Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards.  The Board has adopted a written charter for the Compensation Committee, which is available at the Company’s website at www.magbank.com. The Compensation Committee currently consists of Directors Lankey, Hodulik, Romano and Yelencsics.

Executive Committee. The Executive Committee is authorized to act with some exceptions  with the same authority as the Board of Directors of Magyar Bancorp between meetings of the Board. The Board has adopted a written charter for the Executive Committee, which is available at the Company’s website at www.magbank.com.   The Executive Committee is comprised of Directors Joseph Lukacs, Lankey, Hodulik and Hance.

Committee Membership

The following chart provides information about Board committee membership and the number of meetings that each committee held in fiscal 2008.

Names	Nominating and Corporate Governance Committee	Audit Committee	Compensation and Benefits Committee	Executive Committee
Director (1)
Andrew G. Hodulik, CPA		X	X	X
Thomas Lankey		X	X	X
Martin A. Lukacs, D.M.D.	X	X
Joseph J. Lukacs, Jr., D.M.D.				X
Salvatore J. Romano, Ph.D.	X	X	X
Edward C. Stokes, III
Joseph A. Yelencsics	X	X	X
Number of meetings in fiscal 2008	5	4	6	0
————————————
(1)
Elizabeth E. Hance is an officer of the Company and, with the exception of the Executive Committee, is not a member of the Board Committees listed. Joseph J. Lukacs, Jr., D.M.D., Chairman of the Board attends meetings as an ex officio member of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation and Benefits Committee.

Code of Ethics and Business Conduct

The Board has adopted a code of ethics and business conduct for employees, including the principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions, and a code of ethics and business conduct for directors.  These codes are designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.  Both of these documents are available on the Company’s website at www.magbank.com.  Amendments to and waivers from the codes of ethics and business conduct will be disclosed on the Company’s website.

Board Nominations

The Nominating and Corporate Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all Board members and may consider candidates submitted by stockholders.  In addition, the Nominating and Corporate Governance Committee is authorized by its charter, subject to prior approval from the Board, to engage a third party to assist in the identification of director nominees.  The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

•	has experiences and achievements that have given him/her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his/her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” as defined in the NASDAQ Corporate Governance Listing Standards, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Procedures for the Consideration of Board Candidates Submitted by Stockholders

           The Nominating and Corporate Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Corporate Secretary at Magyar Bancorp, Inc., 400 Somerset Street, P.O. Box 1365, New Brunswick, New Jersey 08903.  The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•
the name and address of the nominating stockholder as he/she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the nominated candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted at an Annual Meeting.”  The Company received no submission from stockholders for Board nominees for this Annual Meeting.

There have been no changes to the above procedures since they were disclosed in the proxy statement related to Magyar Bancorp’s 2008 Annual Meeting of Stockholders.

Stockholder Communications with the Board

A stockholder of the Company who wants to communicate with the Board or with any individual director can write to the Corporate Secretary at Magyar Bancorp, Inc., 400 Somerset Street, P.O. Box 1365, New Brunswick, New Jersey 08903. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Chairman will:

•	Forward the communication to the director(s) to whom it is addressed;

•	Handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, a summary of all communications received since the last meeting will be presented and those communications will be made available to the directors upon request.

Transactions with Certain Related Persons

Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  However, applicable regulations permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Magyar Bank extends loans to its executive officers and directors on the same terms as available to all employees, in compliance with these regulations.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:  (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to Magyar Bank.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to the Company’s directors and officers are made in conformity with the Federal Reserve Act and Regulation O.

During the year ended September 30, 2008, the law firm of Stokes and Throckmorton received fees of $64,344 for services rendered on behalf of Magyar Bank, including fees paid by borrowers in connection with loan closings.  Director Edward C. Stokes, III is a partner of the law firm.

The Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2008;

•
met with the Company’s Chief Executive Officer, Chief Financial Officer, internal auditors and the independent registered public accounting firm, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•	discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•
received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm its independence from the Company; and

•	pre-approved all audit, audit related and other services to be provided by the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008 and be filed with the SEC.  In addition, the Audit Committee appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009, subject to the ratification of this appointment by the stockholders.

The Audit Committee

Andrew G. Hodulik, CPA (Chairman)
Martin A. Lukacs, D.M.D.                                    Salvatore J. Romano, Ph.D
Thomas Lankey                           Joseph A. Yelencsics

Determination of Executive Compensation

The Company’s philosophy is to align executive compensation with the interests of its shareholders and to determine appropriate compensation levels that will enable it to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of the Company’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of the Company’s common stock through stock-based compensation to all levels of management; and

•	To maintain compensation levels that are competitive with other financial institutions, and particularly those in the Company’s peer group based on asset size and market area.

The Company considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of the Company and a peer group analysis of compensation paid at institutions of comparable size and complexity.  The Company also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.  The Board of Directors and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for the Company’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company’s market area.  Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer.  In setting salaries for fiscal year 2008, the Board of Directors utilized bank compensation surveys compiled by the America’s Community Bankers as well as other survey data prepared by trade groups and independent benefit consultants.  The Company did not engage a compensation consultant to assist in establishing executive compensation in fiscal year 2008. In setting the base salaries, the Board of Directors also considered a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position.  These factors are considered subjectively and none of the factors are accorded a specific weight.

Executive Officer Compensation

Summary Compensation Table. The following table sets forth, for the fiscal years ended September 30, 2008 and 2007, certain information as to the total remuneration paid by Magyar Bank to its Chief Executive Officer as well as to the two most highly compensated executive officers of Magyar Bank, other than the Chief Executive Officer, who received total salary and bonus in excess of $100,000.  Each of the individuals listed in the table below is referred to as a Named Executive Officer.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Elizabeth E. Hance President and Chief Executive Officer	2008 2007	260,891 250,000	--- 40,240	72,750 42,438	36,588 21,343	--- ---	--- ---	145,738 147,450	515,967 501,471
John S. Fitzgerald Executive Vice President and Chief Operating Officer	2008 2007	181,361 175,000	--- 28,000	44,814 26,142	24,144 14,084	--- ---	--- ---	71,367 66,806	321,686 310,032
Jon R. Ansari Senior Vice President and Chief Financial Officer	2008 2007	176,179 167,115	10,000 27,200	44,814 26,142	24,144 14,084	--- ---	--- ---	78,597 72,150	333,734 306,691
____________________________________
(1)
Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during the fiscal year  with respect to awards of restricted stock and stock options granted to each of the Named Executive Officers.  For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to “Note  9 – Stock-Based Compensation” included in the Audited Financial Statements filed as part of our Annual Report on Form 10-KSB for the year ended September 30, 2008.

(2)	Includes payments during fiscal year 2008 and 2007 for the following:

Name	Fiscal Year	401(k) Plan ($)	Supplemental Executive Retirement Plan ($)	Disability Insurance ($)	Life Insurance AD&D/LTD($)	Medical & Dental Insurance ($)	Directors Fees ($)	Long-Term Care Insurance ($)	ESOP ($)*
Elizabeth E. Hance	2008 2007	7,713 9,188	68,994 69,000	4,877 4,877	1,080 2,100	10,163 10,840	34,960 34,720	4,835 4,835	13,116 11,890
John S. Fitzgerald	2008 2007	6,989 5,930	43,791 43,788	727 727	1,523 1,470	4,300 4,577	-- --	921 921	13,116 9,393
Jon R. Ansari	2008 2007	8,135 5,742	40,895 40,896	872 872	1,505 1,404	13,185 13,685	-- --	889 889	13,116 8,662

* Dollar amounts shown for the ESOP reflect the fair market value at fiscal year end of the shares of common stock allocated in that fiscal year to each officer pursuant to the ESOP.

Salary for certain of the Named Executive Officers is paid pursuant to Employment Agreements, which are discussed below under “—Employment Agreements.”

Benefit Plans

Employment Agreements. Magyar Bancorp has entered into an employment agreement with Elizabeth E. Hance.  The agreement has an initial term of three years.  Unless notice of non-renewal is provided, the agreement renews annually.  Under the agreement, the base salary is $260,891.  The base salary will be reviewed at least annually and may be increased, but not decreased.  In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

The executive is entitled to severance payments and benefits in the event of her termination of employment under specified circumstances.  In the event the executive’s employment is terminated for reasons other than for just cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint executive to her executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope, (3) the liquidation or dissolution of Magyar Bancorp or Magyar Bank, or (4) a breach of the employment agreement by Magyar Bancorp, the executive would be entitled to a severance payment equal to three times the executive’s base salary, and the executive would be entitled to the continuation of life, medical, and dental coverage for 36 months.  In the event of a termination following a change in control of Magyar Bancorp or Magyar Bank, the executive would be entitled to a severance payment equal to three times the sum of the executive’s base salary and the highest rate of bonus paid to her during the prior three years, plus the continuation of insurance coverage for 36 months. In the event that the severence payment provisions of the employment agreement are triggered other than following a change in control, the executive would be entitled to a cash severance benefit in the amount of approximately $782,673. In the event that the severance payment provisions of the employment agreement are triggered in connection with a change in control, the executive would be entitled to a cash severance benefit in the amount of approximately $903,393. The executive would be entitled to no additional benefits under the employment agreement upon retirement at age 65.  In the event of the termination of Ms. Hance’s employment, Ms. Hance also agrees to resign from the Board of Directors.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with Magyar Bancorp for one year following termination of employment within 25 miles of any existing branch of Magyar Bank or 25 miles of any office for which Magyar Bank or a subsidiary has filed an application for regulatory approval.  Should the executive become disabled, Magyar Bancorp would continue to pay the executive her base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation she would receive.  In the event the executive dies while employed by Magyar Bancorp, the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for one year after the executive’s death.

Magyar Bancorp also has entered into an employment agreement with John S. Fitzgerald, the Executive Vice President and Chief Operating Officer of the Company and of Magyar Bank. The employment agreement replaces the change in control agreement previously entered into between the Company and Mr. Fitzgerald. The agreement was effective as of November 1, 2007 and has an initial term of 36 calendar months.  Commencing December 31, 2007, and continuing on December 31st of each year thereafter, the agreement renews for an additional period such that the remaining term is thirty-six months, unless written notice of non-renewal is provided.

Under the agreement, the base salary is $181,361 per year, which may be increased but not decreased.

If Mr. Fitzgerald voluntarily terminates his employment, or his employment is terminated for cause, no benefits are provided under the agreement.  In the event (i) of the involuntary termination of the executive’s employment for any reason other than disability, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “constructive termination,” including failure to appoint him to his current position, a material reduction in his duties, functions or responsibilities, or a breach by the Company of the agreement, Mr. Fitzgerald would be entitled to a severance benefit equal to two times his then current base salary. In the event that the severance payment provisions of the employment agreement are triggered other than following a change in control, the executive would be entitled to a cash severance benefit in the amount of approximately $362,722.

If Mr. Fitzgerald’s employment is involuntarily terminated at any time following a change in control of Magyar Bancorp or Magyar Bank, he is entitled to a severance benefit equal to two times the sum of his then current base salary, plus any earned and accrued but unpaid bonus for the year of termination. No bonus has been accrued or will be paid in 2008. Accordingly, in the event that the severance payment provisions of the employment agreement are triggered following a change in control, the executive would also be entitled to a cash severance benefit in the amount of approximately $362,722.

If Mr. Fitzgerald’s employment is terminated for any of the reasons specified in the preceding two paragraphs, the Company will cause to be continued for 24 months, at its sole expense, life insurance coverage and non-taxable medical and dental insurance coverage substantially identical to the coverage maintained by the Company and/or the Bank for Mr. Fitzgerald prior to the termination of his employment.

The agreement provides that in no event shall the aggregate payments or benefits to be made or afforded to the executive under the agreement constitute an “excess parachute payment,” and in order to avoid such a result, such payments or benefits will be reduced, if necessary, to an amount which is one dollar ($1.00) less than an amount equal to three (3) times the executive’s “base amount,” as determined in accordance with said Section 280G of the Internal Revenue Code.

The agreement provides that, other than following a change in control, Mr. Fitzgerald shall not compete with Magyar Bank or the Company for a period of one year following the termination of his employment with Magyar Bank or the Company.

Change-in-Control Agreement.  Magyar Bancorp has entered into a change-in-control agreement with Jon R. Ansari, the Senior Vice President and Chief Financial Officer of Magyar Bancorp and of Magyar Bank, that provides certain benefits in the event of a termination of employment following a change in control of Magyar Bancorp or Magyar Bank.  The change-in-control agreement provides for a term of two years.  Commencing on each anniversary date, the agreement will be renewed for an additional year so that the remaining term will be two years, subject to termination by the Board of Directors on notice of non-renewal.  The change-in-control agreement enables Magyar Bancorp to offer to the designated officer certain protections against termination without just cause in the event of a change in control.  Such protections are frequently offered by other financial institutions, and Magyar Bancorp may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protection.

Following a change in control of Magyar Bancorp or Magyar Bank, Mr. Ansari is entitled under the agreement to a payment if the officer’s employment is terminated during the term of such agreement, other than for just cause, or if the officer voluntarily terminates employment during the term of such agreement as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either Magyar Bank or Magyar Bancorp is merged into another entity in connection with a change in control and will not operate as a stand-alone, independent entity), reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control.  In the event the officer is entitled to receive payments pursuant to the change-in-control agreement, he will receive a cash payment equal to two times the sum of his highest rate of base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum.   If a change in control occurs, Mr. Ansari would be entitled to a cash payment in the aggregate amount of approximately $406,758.   In addition to the cash payment, each covered officer is entitled to receive life, medical, and dental coverage for a period of 24 months from the date of termination.  Notwithstanding any provision to the contrary in the change-in-control agreements, payments under the change in control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended.

Stock-Based Incentive Plan.  In 2007, stockholders approved Magyar Bancorp’s Equity Incentive Plan (the “Equity Plan”) to provide officers, employees and directors with additional incentives to promote the growth and performance of the Company. The Equity Plan authorizes the issuance of up to 381,260 shares of Magyar Bancorp common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards.  Stock options are either “incentive” stock options or “non-qualified” stock options.  Under the Equity Plan, the exercise price of options may not be less than the fair market value on the date the stock option is granted.  The Equity Plan provides that neither the Compensation Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted. No more than 108,931 shares may be issued as restricted stock awards.

Employees and outside directors of Magyar Bancorp or its subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be granted incentive stock options.  There are 20 employees and seven non-employee directors currently eligible to receive awards under the Equity Plan.

The following limits apply to awards under the Equity Plan:

●
the maximum number of shares of stock that may be covered by options or stock appreciation rights that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is 75,000 shares;

●
the maximum number of shares of stock that may be stock awards that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 30,000 shares;

●
the maximum amount of cash incentive awards or cash settled stock awards that are intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal $1,000,000; and

●
the maximum number of shares of stock that may be covered by stock options or stock appreciation rights granted to any one non-employee director is five percent (5%) of the shares to be granted in the aggregate as stock options or stock appreciation rights under the plan, and the maximum number of stock awards that may be granted to any one non-employee director is five percent (5%) of the shares to be granted in the aggregate as stock awards under the plan.  In addition, the maximum number of shares of stock that may be covered by all stock options and stock appreciation rights granted to all non-employee directors as a group is thirty percent (30%) of the shares in the aggregate to be covered by stock options or stock appreciation rights granted under the plan, and the maximum number of stock awards that may be granted to all non-employee directors as a group is thirty percent (30%) of the stock awards in the aggregate to be granted under the plan.

The Equity Plan is designed so that stock options will be considered performance based compensation.  The Committee may designate whether any stock appreciation rights, stock awards or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: earnings, financial return ratios, capital, increase in revenue, operating or net cash flows, cash flow return on investment, total stockholder return, market share, net operating income, operating income or net income, debt load reduction, expense management, economic value added, stock price, assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets, liquidity, interest sensitivity gap levels, regulatory compliance or safety and soundness, improvement of financial rating, administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of Magyar Bancorp as a whole or of any one or more subsidiaries or business units or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

If the right to become vested in an award under the Equity Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for an employee, and not less than one year for a director, subject in either case to acceleration in the event of death, disability, retirement, involuntary termination of employment of service following a change in control, or other enumerated events (which could include, for example, the completion of a “second-step conversion” of the Mutual Holding Company).

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of September 30, 2008 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2008 (1)
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Elizabeth E. Hance	9,850	39,400	---	$14.61	3/1/2017	20,000	167,000	---	---
John S. Fitzgerald	6,500	26,000	---	$14.61	3/1/2017	12,320	102,872	---	---
Jon R. Ansari	6,500	26,000	---	$14.61	3/1/2017	12,320	102,872	---	---
________________
(1)
All equity awards noted in this table were granted pursuant to the 2006 Equity Incentive Plan, which were approved by stockholders on February 12, 2007, and represent all awards held at September 30, 2008 by the Named Executive Officers.  On March 1, 2007, the Named Executive Officers were granted shares of restricted stock and stock options.  Shares of restricted stock vest at a rate of 20% per year commencing on March 1, 2008.  Stock options vest at a rate of 20% per year commencing on March 1, 2008, have an exercise price of $14.61 (the closing price on the date of grant), and expire ten years from the date of grant.

Defined Benefit Pension Plan.  Magyar Bank sponsors the Magyar Savings Bank Retirement Plan, which is a qualified, tax-exempt defined benefit plan (the “Retirement Plan”).  The Retirement Plan was frozen as to new accruals effective as of February 15, 2006.  Any employee age 21 or older who has completed one year of service with Magyar Bank in which the employee has completed at least 1,000 hours of service is eligible to participate in the Retirement Plan.  Magyar Bank annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The regular form of retirement benefit is a life annuity (if the participant is single) and a joint and survivor annuity (if the participant is married); however, various alternative forms of joint and survivor annuities may be selected instead.  In the event a participant dies before his annuity starting date, death benefits will generally be paid to the participant’s surviving spouse in the form of a pre-retirement survivor annuity.

A participant who retires on his normal retirement date is entitled to an annual benefit equal to his accrued benefit based on a retirement benefit formula equal to the sum of 35% of the participant’s average annual compensation plus 22.75% of his average annual compensation in excess of covered compensation.  However, participants who have earned less than 35 years of service at the end of the plan year in which they attain normal retirement age will be entitled to reduced benefits.  The minimum amount of annual retirement benefit provided to participants who retire on their normal retirement date will be equal to 1.5% of the participant’s average annual compensation multiplied by the participant’s number of years of service, up to a maximum of 30 years.

Executive Supplemental Retirement Income Agreements.  In 1996, Magyar Bank adopted an Executive Supplemental Retirement Income Agreement for Elizabeth Hance (“SERP”).  The SERP was amended and restated effective January 1, 2006 in order to comply with changes in the tax laws under Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”).  The SERP is designed to provide an annual benefit to Ms. Hance at age 65 equal to $64,392, payable monthly for a period of 180 months following retirement.  A secular trust (i.e., a grantor trust established by the individual and not the bank) has also been established by Ms. Hance, with the assistance of Magyar Bank, in connection with the establishment of the SERP.  An amount is annually contributed by Magyar Bank to Ms. Hance’s secular trust, in an amount intended to be sufficient to fully fund the expected benefit at Ms. Hance’s retirement.  The amount contributed to the secular trust each year is taxable to Ms. Hance in the year of the contribution.  Ms. Hance is annually given a limited period of time following Magyar Bank’s contribution to her secular trust to withdraw the contribution, provided, however, that if she exercises her withdrawal rights, Magyar Bank will thereafter cease making contributions to the secular trust and will instead commence bookkeeping entries representing phantom contributions towards an accrued benefit account that Magyar Bank will establish on its books.

In the event of Ms. Hance’s voluntary or involuntary termination of employment for reasons other than cause or due to a change in control, or in the event of disability or death during employment, Ms. Hance, or her beneficiary, as applicable, will receive an annuitized benefit based on the contributions and/or phantom contributions, if any, to the secular trust and/or accrued benefit account, respectively, made or required to be made as of the date of such termination, disability or death.  The benefits due on death or disability will be paid shortly following the occurrence of such event.  The benefits due on a voluntary or involuntary termination of employment, other than due to cause or a change in control, will be paid at the time Ms. Hance attains age 65.   The SERP provides that benefit payments to Ms. Hance may be delayed for six months in the event Ms. Hance is a “Specified Employee,” within the meaning of the term in Code Section 409A, at the time of her Separation from Service.  In the event of a change in control of Magyar Bank followed within 60 months by Ms. Hance’s involuntary termination of employment or resignation due to the occurrence of certain events, then Magyar Bank, or its successor will be required to make a final contribution to the secular trust or a final phantom contribution to the accrued benefit account, as applicable, equal to the present value of all future contributions which would have been made had she continued in employment until her retirement age, subject to reduction to avoid an excise tax on excess parachute payments.  The benefit payable to Ms. Hance following a change in control will not be paid until Ms. Hance attains age 65.  If a timely election has been made, the benefits payable from the SERP will be paid to Ms. Hance, or her beneficiary, as applicable, in a lump sum. In the fiscal year ended September 30, 2008, Magyar Bank contributed $68,994 to Ms. Hance’s secular trust under the SERP.

In consideration of the right to receive the promised benefits, Ms. Hance has agreed that during employment and, thereafter, during the period over which the annual benefits will be paid, she will not engage in any activity which is directly or indirectly competitive with Magyar Bank.

Magyar Bank adopted an Executive Supplemental Retirement Income Agreement for Jon Ansari and for John Fitzgerald effective as of January 1, 2006 (“2006 SERPs”), which are substantially similar to the SERP adopted by Magyar Bank for Ms. Hance.  The 2006 SERPs are designed to provide an annual benefit to Mr. Ansari at age 65 of $90,332 and to Mr. Fitzgerald at age 65 of $65,512.  For these purposes, Messrs. Ansari and Fitzgerald have each established a secular trust in connection with the adoption of the 2006 SERPs.  In the fiscal year ended September 30, 2008, Magyar Bank contributed $40,895 and $43,791 to the secular trusts established for Mr. Ansari and Mr. Fitzgerald, respectively, under the 2006 SERP.

Director Fees

Each of the individuals who serve as a director of Magyar Bancorp also serve as a director of Magyar Bank and earns director fees in that capacity.  Magyar Bank pays each director an annual retainer fee of $24,000.  The Chairman of the Board of Directors receives an annual retainer fee of $60,000 and the Vice Chairman of the Board of Directors receives an annual retainer fee of $29,000.  Each director, except Ms. Hance, also receives a fee of $500 for each committee meeting attended.  Each director of Magyar Bancorp is paid a quarterly retainer fee of $2,500.  The chairman of the Audit Committee also receives an additional retainer fee of $5,000, and members of the Audit Committee are paid a fee of $1,000 for attendance at committee meetings. Aggregate fees paid to directors by Magyar Bancorp and Magyar Bank were $416,192 for fiscal year 2008.

Directors’ Compensation

The following table sets forth for the year ended September 30, 2008 certain information as to the total remuneration we paid to the Company’s directors other than Ms. Hance.  Compensation paid to Ms. Hance for her services as a director is included in “Executive Compensation—Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED SEPTEMBER 30, 2008
Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Andrew G. Hodulik	53,066	14,265	7,586	---	---	---	74,917
Thomas Lankey	51,566	14,265	7,586	---	---	---	73,417
Joseph J. Lukacs, Jr., D.M.D	92,272	15,851	8,430	---	---	---	116,553
Martin A. Lukacs, D.M.D.	48,207	12,679	6,743	---	---	---	67,628
Salvatore J. Romano	45,707	12,679	6,743	---	---	---	65,128
Edward C. Stokes, III	40,207	12,679	6,743	---	---	---	59,628
Joseph A. Yelencsics	50,207	12,679	6,743	---	---	---	69,628
________________
(1)
Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal year 2008 with respect to awards of restricted stock and stock options granted to each of the Named Executive Officers.  For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to “Note  9 – Stock-Based Compensation” included in the Audited Financial Statements filed as part of our Annual Report on Form 10-KSB for the year ended September 30, 2008.

Director Supplemental Retirement Income and Deferred Compensation Agreements.  In 1996, Magyar Bank entered into Director Supplemental Retirement Income and Deferred Compensation Agreements with each of directors Elizabeth E. Hance, Andrew G. Hodulik, Thomas Lankey, Joseph J. Lukacs, Jr., Martin A. Lukacs, Salvatore J. Romano, Edward C. Stokes, III, and Joseph A. Yelencsics in order to provide retirement, disability and death benefits to such directors and their beneficiaries.  The agreements were amended and restated effective January 1, 2006, in order to comply with changes in the tax laws under Code Section 409A.  The agreements with each director replace a prior non-qualified deferred compensation plan under which each director deferred all or a portion of his or her board fees, committee fees and retainer and such deferrals generated earnings at a 10% interest rate.  Under the replacement agreements, each director makes an elective contribution equal to such director’s voluntary monthly pre-tax deferrals of board fees, committee fees and or retainer to a so-called secular trust (i.e., a trust where the individual is the grantor) established by such director with the assistance of Magyar Bank; each such trust is referred to as a retirement income trust fund. In addition, Magyar Bank contributes an amount to the retirement income trust funds to supplement the directors’ deferrals, and replace the 10% interest that would have accrued under the prior nonqualified plan.  Magyar Bank also makes a contribution, actuarially determined to be equal to the amount necessary to support the annual retirement benefit payable to the director once he reaches his benefit age, based upon a percentage of the director’s total board fees, committee fees and/or retainer in the twelve-month period prior to the date on which the director is entitled to receive retirement benefits.  Provided a director has served for at least five years, the director’s retirement benefit will be at least 50% of such board fees, committee fees and/or retainer, with a maximum retirement benefit of 60%, based on years of service.  If a director serves less than five years at termination of service, the benefit to such director would be between 12½% and 20% of such fees and/or retainer. Any director who serves as board chairman for a five-year term (other than the chairman serving as of February 1, 2004) will be entitled to receive a maximum benefit equal to 75% of his fees and/or retainer.  Funds contributed to the retirement income trust fund will be invested by the trustee and are taxable to the director in the year of the contribution.  Each director is annually given a limited period of time following Magyar Bank’s contribution to the director’s retirement income trust fund to withdraw the contribution to such director’s retirement income trust fund, provided, however, that if a director exercises his withdrawal rights, Magyar Bank will thereafter cease making contributions to the retirement income trust fund and will instead commence bookkeeping entries representing phantom contributions towards the director’s accrued benefit account.

Upon retirement, the amounts accumulated in the director’s retirement income trust fund and/or phantom contributions to any accrued benefit account established for such director, if any, will be annuitized and paid in monthly installments for the payout period unless the director has elected a lump sum payment.  In the event the director dies after attaining his benefit age but prior to commencement or completion of his monthly payments, the amounts accrued for the benefit of the director will be paid to his or her beneficiary in either monthly installments or a lump sum.  In the event a director has elected to receive a lump sum benefit and dies while employed by Magyar Bank, the balance of his benefit will be paid to his beneficiary in a lump sum.  In the event the director’s service is terminated prior to benefit age due to disability, the director will also be entitled to a lump sum benefit.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
 PUBLIC ACCOUNTANTS

The Company’s independent registered public accounting firm for the fiscal year ended September 30, 2008 was Grant Thornton LLP (“Grant Thornton”).  The Audit Committee of the Board has approved the engagement of Grant Thornton to be the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009, subject to the ratification of the appointment by the Company’s stockholders at the Annual Meeting.  Representatives of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton is not required by the Company’s Bylaws or otherwise.  However, the Board is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection of Grant Thornton, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Fees Paid to Grant Thornton

Set forth below is certain information concerning aggregate fees for professional services rendered by Grant Thornton during fiscal years 2007 and 2008:

Audit Fees.  The aggregate fees billed to the Company by Grant Thornton for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-QSB and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings and engagements were $118,000 and $179,000 during fiscal 2007 and 2008, respectively.

Audit-Related Fees.  The aggregate fees billed to the Company by Grant Thornton for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements and that are not already reported in "Audit Fees" above were $0 and $6,000 during fiscal 2007 and 2008 respectively.

Tax Fees.  The aggregate fees billed to the Company by Grant Thornton for professional services rendered for tax compliance were $66,000 and $32,000 during fiscal 2007 and 2008, respectively.

All Other Fees.  There were no “Other Fees” for fiscal 2007 and 2008.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm.  The Audit Committee concluded that performing such services in fiscal 2008 did not affect the independent registered public accounting firm’s independence in performing its function as auditor of Magyar Bancorp.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is provided for up to one year and any pre-approval is detailed as to particular service or category of services and is subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee.  The independent registered public accounting firm and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee pre-approved all of the fees described above during fiscal years 2007 and 2008.

Required Vote and Recommendation of the Board

In order to ratify the appointment of Grant Thornton as independent registered public accounting firm for fiscal 2009, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, including shares voted by Magyar Bancorp, MHC but without regard to other non-votes on proxies marked “ABSTAIN.”

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s Executive Office, 400 Somerset Street, P.O. Box 1365, New Brunswick New Jersey 08903, no later than September 2, 2009.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Advance Notice of Business to be Conducted at an Annual Meeting

The bylaws of Magyar Bancorp provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders.  In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Magyar Bancorp not less than 90 days prior to the date of Magyar Bancorp’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business.  In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided.  Nothing in this paragraph shall be deemed to require Magyar Bancorp to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. Based on the foregoing, in order for notice of new business or a director nominee to be timely for purposes of the stockholders meeting to be held following the September 30, 2009 fiscal year end, notice must be received by Magyar Bancorp by October 2, 2009.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The Audit Committee Report included in this Proxy Statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.  The Audit Committee Report shall not otherwise be deemed filed under such Acts.

An additional copy of the Company’s annual report on Form 10-KSB (without exhibits) for the year ended September 30, 2008, will be furnished without charge upon written or telephonic request to John Reissner, Vice President and Investor Relations Officer, 400 Somerset Street, P.O. Box 1365, New Brunswick, New Jersey 08903 or call (732) 342-7600.

New Brunswick, New Jersey	Karen LeBlon
December 31, 2008	Corporate Secretary

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MAGYAR BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 11, 2009 AT 2:00 P.M.		For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1. The election as directors of all nominees listed below, each to serve for a three-year term	☐	☐	☐
The undersigned hereby appoints the official proxy committee consisting of the Board of Directors (other than the nominees for directors set forth below) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey, on February 11, 2009 at 2:00 p.m. Eastern Standard Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

(01) Andrew G. Hodulik,CPA  (02) Martin A. Lukacs, D.M.D.

INSTRUCTION:To withhold authority to vote for any individual  nominee, mark “For All Except”and write that nominee’s name in the space provided below.

		For	Against	Abstain
	2. The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2009.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

	Mark here if you plan to attend the meeting.		ª	☐

Please be sure to date and sign this Proxy in the box below	Date
Sign above

Ç   Detach above card, sign, date and mail in postage paid envelope provided.   Ç
MAGYAR BANCORP, INC.
    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a proxy statement dated December 31, 2008, and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

400 Somerset Street
New Brunswick, NJ 08901

December 31, 2008

Dear Magyar Bancorp, Inc. Stockholder:

The 2009 Annual Stockholders Meeting for Magyar Bancorp, Inc. will be held at 2:00 P.M., Eastern Standard Time on February 11, 2009 at the Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey 08901. The Annual Meeting is for the purpose of considering and acting upon:

1.    the election of two directors of Magyar Bancorp, each to serve for a three-year period;

2.    the ratification of the appointment of Grant Thornton LLP as Magyar Bancorp’s independent registered public accounting firm for the year ending September 30, 2009; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on December 19, 2008 are the stockholders entitled to vote at the Annual Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

You may access the following proxy materials at http://www.cfpproxy.com/5946: (i) Notice of the Annual Meeting, (ii) the 2008 Annual Report to Stockholders and (iii) the Annual Meeting Proxy Statement.

If you would like a paper copy of the proxy materials mailed to you, you may request one:

●   by calling 800-951-2405 (please have handy your Stockholder Control Number, which is printed at the bottom of this notice), or

●   by sending an email to fulfillment@rtco.com and by inserting your Stockholder Control Number in the subject line, or

●   by making your request online at http://www.cfpproxy.com/5946 and inserting your Stockholder Control Number when prompted.

You will have the opportunity to make your request for paper copies apply to all future annual stockholder meetings (which you may later revoke at any time) or only for the 2009 Annual Stockholders Meeting.

IMPORTANT NOTICE
REGARDING THE
AVAILABILITY OF PROXY
MATERIALS
FOR THE STOCKHOLDER
MEETING TO BE HELD ON
FEBRUARY 11, 2009

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Annual Meeting Proxy Statement and 2008 Annual Report to Stockholders are available at http://www.cfpproxy.com/5946.

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this notice on or before January 31, 2009 to facilitate timely delivery.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, which can be found in the bottom right hand corner of this notice and the web address and/or toll-free phone number below. No other personal information will be required in order to vote in this manner. If you request a paper copy of these documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card and sign and return it in the accompanying Business Reply Envelope. You may also vote in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Magyar Bancorp, Inc. Common Stock as of the  close of business on the record date. We ask that you cast your vote promptly. Thank you for your continued support!

If you want to receive a paper copy of these documents, you can request one at any time. There is no charge to you for requesting a copy. Please make your request for a copy of these reports by January 31, 2009 to ensure delivery before the shareholder meeting.

To request a paper copy of these items, you will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

➢	Call our toll-free number, (800) 951-2405; or
➢	Visit our website at http://www.cfpproxy.com/5485; or
➢	Send us an email at fulfillment@rtco.com.

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

Stockholder Control Number